UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2014 (July 29, 2014)

_______________________________
ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Fitzwilliam Square, Dublin 2 Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-669-6634
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
On July 31, 2014, the Registrant issued an earnings release announcing its financial results for the three and six months ended June 30, 2014. A copy of the earnings release is furnished as Exhibit 99.1.
This earnings release includes financial measures that are not in conformity with accounting principles generally accepted in the United States. We refer to these as non-GAAP financial measures. Specifically, the release refers to statements of operations amounts, including adjusted diluted earnings per share, adjusted gross margin, adjusted operating expenses and adjusted effective tax rate.
We define adjusted diluted earnings per share (“EPS”) as diluted earnings per share, adjusted for certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; amortization of intangible assets related to marketed products and customer relationships; inventory step-up recorded as part of our acquisitions; non-cash interest expense; litigation-related and other contingent matters; certain other items that the we believe do not reflect our core operating performance; the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.
We define adjusted gross margin as total revenues, less cost of revenues, adjusted for amortization of intangible assets related to marketed products; certain upfront and milestone payments to partners; cost reduction and integration-related initiatives; inventory step-up recorded as part of our acquisitions; and certain other items that we believe do not reflect our core operating performance.
We define adjusted operating expense as operating expenses, adjusted for amortization of intangible assets related to marketed products and customer relationships; certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; and certain other items that we believe do not reflect our core operating performance.
We define adjusted effective tax rate as the effective tax rate, adjusted for certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; amortization of intangible assets related to marketed products and customer relationships; inventory step-up recorded as part of our acquisitions; non-cash interest expense; litigation-related and other contingent matters; certain other items that the we believe do not reflect our core operating performance; the cash tax savings from acquired tax attributes; and the tax effect of the pre-tax adjustments above at applicable tax rates.
These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. We refer to these non-GAAP financial measures in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance. For instance, we believe that these measures facilitate internal comparisons to our historical operating results and comparisons to competitors’ results. We believe these measures are useful to investors in allowing for greater transparency related to supplemental information used in our financial and operational decision-making. In addition, we have historically reported similar financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time. Further, we believe that these measures may be useful to investors as we are aware that certain of our significant stockholders utilize these measures to evaluate our financial performance. Finally, adjusted diluted earnings per share is used by the Compensation Committee of our Board of Directors in assessing the performance and compensation of substantially all of our employees, including executive officers.
Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this earnings release.
However, with the exception of projected adjusted diluted earnings per share, we have not provided a quantitative reconciliation of projected non-GAAP measures including adjusted gross margin, adjusted operating expenses and adjusted effective tax rate. Not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts. This is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.
The information in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 shall not be incorporated into any registration statement or other document filed with the Securities and Exchange Commission by the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2014, the Registrant appointed Shane M. Cooke as a director of its Board of Directors, effective immediately. Mr. Cooke will be a member of the Registrant's Audit Committee and Transactions Committee. He currently serves as president of Alkermes plc based in Dublin, Ireland and serves on the board of directors of Prothena Corporation plc. Mr. Cooke joined Alkermes as president upon completion of the merger between Elan Drug Technologies (EDT) and Alkermes, Inc. in September 2011. Previously, he was head of EDT and executive vice president of Elan from 2007 through the merger in 2011 and concurrently served as chief financial officer of Elan Corporation from 2001 to May 2011. Mr. Cooke was appointed director of Elan in May 2005. Prior to joining Elan, he was chief executive of Pembroke Capital Limited, an aviation leasing company of which he was a founder. Mr. Cooke also previously held a number of senior positions in finance in the banking and aviation industries.
Mr. Cooke will be compensated pursuant to the Registrant's standard non-employee director compensation policy in effect from time to time. Pursuant to the Registrant's current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in March of each year of service (1) an annual cash retainer of $140,000 and (2) share-based awards valued at $300,000, consisting of 100% of ordinary shares. In addition, Mr. Cooke will generally be entitled to receive an annual cash retainer of $20,000 for his services on the Registrant's Audit Committee and $20,000 for his services on the Registrant's Transactions Committee, each of which is payable in March of each year.
In connection with his appointment, Mr. Cooke will receive, on September 1, 2014, (1) a prorated portion of the annual Board of Directors cash retainer fee in the amount of $81,667, (2) a prorated portion of the annual Audit Committee cash retainer fee in the amount of $11,667, (3) a prorated portion of the annual Transactions Committee cash retainer fee in the amount of $11,667 and (4) a share-based award equal in value to $175,000.
There are no arrangements or understandings pursuant to which Mr. Cooke was selected as a director of the Registrant. Mr. Cooke does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Endo International plc dated July 31, 2014, reporting the Registrant's financial results for the three and six months ended June 30, 2014

99.2	Press Release of Endo International plc dated July 30, 2014, announcing the appointment of Shane M. Cooke to the Board of Directors of Endo International plc

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Company Secretary
Dated: July 31, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Endo International plc dated July 31, 2014, reporting the Registrant's financial results for the three and six months ended June 30, 2014

99.2	Press Release of Endo International plc dated July 30, 2014, announcing the appointment of Shane M. Cooke to the Board of Directors of Endo International plc